As filed with the Securities and Exchange Commission on June 23, 2026
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Enlight Renewable Energy Ltd.
(Exact Name of Registrant as Specified in Its Charter)

State of Israel	4911	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	Enlight Renewable Energy Ltd. 13 Amal St., Afek Industrial Park Rosh Ha’ayin 4809249, Israel 972 (3) 900-8700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Enlight Renewable Energy LLC 800 W. Main St., #900 Boise, Idaho 83702 (208) 440-5719
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Michael Kaplan Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Telephone: +1 (212) 450-4000	Lisa Haimovitz VP General Counsel 13 Amal St., Afek Industrial Park Rosh Ha’ayin 4809249, Israel Telephone: 972 (3) 900-8700

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Enlight Renewable Energy Ltd.

Ordinary Shares
Debt Securities

We or any selling security holder, as applicable, may offer and sell from time to time, in one or more offerings, the securities covered by this prospectus. We or any selling security holder may offer and sell the applicable securities at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering.

This prospectus describes the general terms that apply to the securities and the general manner in which the securities will be offered. We will provide the specific terms of the securities, the specific manner in which these securities will be offered and sold and, if applicable, information about any selling security holder in supplements to this prospectus. The prospectus supplements and any related free writing prospectus may also add, update or change the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the documents we incorporate by reference herein and therein, carefully before you invest. The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers or through a combination of such methods. Supplements to this prospectus will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 14 of this prospectus. Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ENLT” and the Tel Aviv Stock Exchange (“TASE”) under the symbol ENLT.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus, under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference herein and therein.

The date of this prospectus is June 23, 2026.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we or any selling security holder may offer and sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us and/or selling security holders. Each time we or any selling security holder offers or sells securities, we may provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities offered by this prospectus, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a prospectus supplement or a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any selling security holders, underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we or a selling security holder may authorize to be delivered or made available to you. Neither we nor any selling security holders, underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor any selling security holders, underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Certain Definitions

As used in this prospectus, unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our business,” the “Company,” “Enlight” and similar references refer to Enlight Renewable Energy Ltd. and, where appropriate, its consolidated subsidiaries as a consolidated entity.

The terms “shekels,” “Israeli shekels”, “NIS” and “agorot” refer to the lawful currency of the State of Israel, the terms “dollar,” “US$,” “USD,” “U.S. dollar” and “$” refer to the lawful currency of the United States, the terms “Euro,” “EUR” and “€” and refer to the lawful currency of the European Union, the term “HUF” refers to the lawful currency of Hungary and the term “HRK” refers to the lawful currency of Croatia. Unless otherwise indicated, U.S. dollar translations of NIS amounts presented in this prospectus are derived from our financial statements included elsewhere in this prospectus.

Financial Statements

Unless otherwise indicated, all financial information contained or incorporated by reference in this prospectus is prepared and presented in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Certain differences exist between IFRS and generally accepted accounting principles in the United States of America (“U.S. GAAP”) which might be material to the financial information herein. We have not prepared a reconciliation of our consolidated financial statements and related footnote disclosures between IFRS and U.S. GAAP. Potential investors should consult their own professional advisers for an understanding of the differences between IFRS and U.S. GAAP and how these differences might affect the financial information herein. Our fiscal year ends on December 31 of each year.

Although our functional currency is NIS, we present our consolidated financial statements in U.S. dollars as permitted under IFRS.

Non-IFRS Financial Measures

Management uses Adjusted EBITDA, a non-IFRS financial metric, as a complement to the results provided in accordance with IFRS. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization, share based compensation, finance expenses, taxes on income and share in losses of equity accounted investees and minus finance income and non-recurring portions of other income, net. For the purposes of calculating Adjusted EBITDA, compensation for inadequate performance of goods and services procured by the Company are included in other income, net. Compensation for inadequate performance of goods and services reflects the profits the Company would have generated under regular operating conditions and is therefore included in Adjusted EBITDA. With respect to gains (losses) from asset disposals, as part of our strategy to accelerate growth and reduce the need for equity financing, we sells parts of or the entirety of selected renewable project assets from time to time, and therefore includes realized gains or losses from these asset disposals in Adjusted EBITDA. In the case of partial assets disposals, Adjusted EBITDA includes only the actual consideration less the book value of the assets sold. Our management believes Adjusted EBITDA is indicative of operational performance and ongoing profitability and uses Adjusted EBITDA to evaluate the operating performance and for planning and forecasting purposes.

Non-IFRS financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under IFRS. There are a number of limitations related to the use of non-IFRS financial measures versus comparable financial measures determined under IFRS. For example, other companies in our industry may calculate the non-IFRS financial measures that we use differently or may use other measures to evaluate their performance. All of these limitations could reduce the usefulness of our non-IFRS financial measures as analytical tools. Investors are encouraged to review the related IFRS financial measure, Net Income, and the reconciliations of Adjusted EBITDA provided below to Net Income and to not rely on any single financial measure to evaluate our business.

Rounding

Certain monetary amounts, percentages and other figures included elsewhere in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Glossary

As used in this prospectus, except where the context otherwise requires or where otherwise indicated:

•	“Advanced Development Projects” refers to our projects that are expected to commence construction within 13 to 24 months of the Approval Date.

•	“Approval Date” refers to May 5, 2026.

•	“Clenera” refers to Clenera Holdings, LLC, a Delaware limited liability company.

•	“Clenera Acquisition” refers to our acquisition of a 90.1% equity interest in Clenera, a U.S.-based greenfield developer of utility-scale solar energy and energy storage projects.

•	“Development Projects” refers to our projects in various stages of development that are not expected to commence construction within 24 months of the Approval Date.

•	“GW” refers to gigawatts measured on a direct current basis.

•	“GWh” refers to gigawatt hours.

•
“Mature Projects” refers to our projects that, as of the Approval Date, were operational, under construction, in pre-construction (meaning, that they are expected to commence construction within 12 months of the Approval Date) or have a signed PPA.

•	“Merchant Model” refers to the sale of electricity into wholesale energy markets at spot market prices without long-term PPAs or committed offtakers.

•	“Merchant Risk” refers to the risks associated with the Merchant Model, such as the lack of price certainty and the lack of a committed offtaker.

•	“Operational Projects” refers to our Mature Projects that, as of the Approval Date, were operational and producing energy.

•	“MW” refers to megawatts measured on a direct current basis.

•	“MWh” refers to megawatt hours.

•	“PPA” refers to power purchase or similar agreement.

MARKET AND INDUSTRY DATA

We obtained the industry, market, and competitive position data used throughout this prospectus from our own internal estimates as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. Estimates of historical growth rates in the markets where we operate are not necessarily indicative of future growth rates in such markets. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the projections and estimates made by independent third parties and us contained in this prospectus.

TRADEMARKS

We have proprietary rights to trademarks used in this prospectus that are important to our business. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

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SUMMARY

This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the information incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf, including in particular the section titled “Risk Factors” in this prospectus, “Item 3. Key Information,” “Item 5. Operating and Financial Review and Prospects” and “Item 8. Financial Information” in our Annual Report on Form 20-F for the year ended December 31, 2025, as filed with the SEC on March 30, 2026 (our “Annual Report on Form 20-F”), the other sections of the documents incorporated by reference in this prospectus and the financial statements and the related notes incorporated by reference in this prospectus, before making an investment in our securities.

Company Overview

We are a global renewable energy platform, founded in 2008 and publicly traded on the TASE since February 2010 and on Nasdaq since February 2023. We develop, finance, construct, own and operate utility-scale renewable energy projects. We primarily generate revenue from the sale of electricity produced by our renewable energy facilities, pursuant to long-term PPAs. Our control over the entire project life cycle, from greenfield development to ownership and operations, enables us to deliver strong project returns and rapid growth. Furthermore, we distinguish ourselves through our diverse global presence and multi-technology capabilities, which allow us to strategically optimize our capital allocation between geographies and renewable technologies to deliver highly profitable projects at reduced risk. As of May 5, 2026, our total portfolio of utility-scale, renewable energy projects included approximately 21.5 GW of multi-technology generation capacity and approximately 69.0 GWh of energy storage capacity, of which approximately 6.4 GW and approximately 17.9 GWh, respectively, are from Mature Projects.

We act as both a project developer and a power producer, controlling the entire project life cycle through the value chain. Our successful track record and expertise in project development, having reached ready to build (“RTB”) status on projects with an aggregate capacity of 7.2 GW and 8.3 GWh globally (including projects developed by Clenera prior to the Clenera Acquisition) from our founding to May 5, 2026, enable us to identify and deliver highly profitable projects. Our in-house project development capability, which includes extensive greenfield development capabilities across our largest markets, gives us access to projects that we believe many of our competitors (both strategic and financial investors) either could not access or could not access at an attractive cost. Our development arm also serves as our organic growth engine, providing us with significant levels of visibility into the future of our business through our large project pipeline. Moreover, as a power producer with approximately 2.9 GW of generation capacity and 3.4 GWh of storage capacity across our Operational Projects as of May 5, 2026, we benefit from steady long-term, contracted cash flow, which we believe will increase as our projects under construction and in pre-construction, including approximately 3.5 GW of generation capacity and approximately 14.5 GWh of energy storage capacity, reach commercial operation. These long-term cash flows facilitate the financing of our overall activity at a competitive cost of capital.

Since our founding in 2008, we have transformed into a global renewable energy platform, operating across 14 different countries throughout Europe, in the U.S., Morocco, and Israel and across multiple technologies. From a technological perspective, we develop wind energy, solar energy, and energy storage projects, with energy storage collocated with generation capacity and on a standalone basis. Our global platform includes what we believe are some of the largest onshore wind and combined solar and storage projects across the United States, Europe and Israel, which are either operational, under construction or in pre-construction, highlighting our ability to identify and deliver projects of scale across our global platform. In August 2021, we established our operations in the United States through the acquisition of Clenera. Of our 6.4 GW of generation capacity and 17.9 GWh of storage capacity of Mature Projects, 3.8 GW of generation capacity and 9.5 GWh of storage capacity was located in the United States as of May 5, 2026, highlighting the increasing proportion of the projects located in the United States in our overall activity. We believe that our unique breadth of market presence and multi-technology capabilities enable us to optimize our capital allocation, based on power market fundamentals, changing regulatory environments, supply chain access and other considerations, while also diversifying our portfolio of projects and limiting our exposure to individual market disruptions.

During the past year, we devised a strategic framework outlining our plans to enter into the data center development sector, identifying it as a key growth engine which complements our core renewable energy expertise. We aim to lead the full data center lifecycle, including development, construction, and long-term operation of these assets. We have entered into Israel’s data center market and are actively pursuing scalable opportunities across the United States and Europe.

Our control over the entire project life cycle coupled with our strategic approach to market and technology selection has enabled us to both develop projects with differentiated returns on investment and deliver rapid growth.

Corporate Information

We are incorporated in Israel under the Israeli Companies Law, 5759-1999 (the “Companies Law”). Our principal executive offices are located at 13 Amal St., Afek Industrial Park, Rosh Ha'ayin 4809249, Israel. Our website address is https://www.enlightenergy.com and our phone number is 972 (3) 900-8700. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is Enlight Renewable Energy LLC.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. As a foreign private issuer, we may take advantage of certain provisions under the rules that allow us to follow Israeli law for certain corporate governance matters. As long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•
the rules under Section 14 of the Exchange Act that impose disclosure obligations and procedural requirements for the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
for our directors, officers and principal shareholders, the “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules to file public reports with respect to their share ownership and purchase and sale of our ordinary shares;

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic issuers. Foreign private issuers are exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are not foreign private issuers.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50.0% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:

•	the majority of our executive officers or directors are U.S. citizens or residents;

•	more than 50% of our assets are located in the United States; or

•	our business is administered principally in the United States.

We have chosen to take advantage of certain of the reduced disclosure requirements and other exemptions described above and intend to continue to take advantage of certain exemptions in the future. As a result, the information that we provide may be different than the information you receive from other public companies in which you hold stock. As a result, some investors may find our ordinary shares less attractive than they would have otherwise. The result may be a less active trading market for our ordinary shares, and the price of our ordinary shares may be more volatile. We will be a foreign private issuer, and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and the other information included in this prospectus and applicable prospectus supplement, as well as the section “Item 3. Key Information—D. Risk Factors” in our then most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in the prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, prospects, financial condition, results of operations, or strategic objectives could be materially and adversely affected by any of these risks and uncertainties, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment. References to past events are provided in these risk factors by way of example only and are not intended to be complete listing or a representation as to whether or not such factors have occurred in the past or their likelihood of occurring in the future. See also “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements as contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this prospectus other than statements of historical fact, including, without limitation, statements regarding our future operating results and financial position, our business strategy and plans, capabilities of our project portfolio and achievement of operational objectives, progress of our projects, including anticipated timing of related approvals and of completion of our ongoing projects, anticipated regulatory developments, economic, political, industry and market conditions, our objectives for future operations, and our anticipated cash requirements and financing plans are forward-looking statements. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “target,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible,” “forecasts,” “aims” or the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors described in this prospectus, including factors beyond our ability to control or predict. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits hereto completely and with the understanding that our actual future results or performance may be materially different from what we expect.

Additionally, we may provide information herein or in other locations, such as our website or documents accessible thereby, that is not necessarily “material” under the U.S. federal securities laws for the SEC reporting purposes, but that respond to a range of matters, such as certain environmental, social and governance (“ESG”) standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures may change due to revisions in framework requirements, availability or quality of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities. Unless otherwise indicated in a prospectus supplement, we will not receive any proceeds from an offering of securities by a selling security holder.

DIVIDEND POLICY

We have never declared nor paid any dividends on our ordinary shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion in whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. The Companies Law imposes restrictions on our ability to declare and pay dividends. See “Description of Share Capital—Articles of Association—Dividend and Liquidation Rights” for additional information.

Payment of dividends may be subject to Israeli withholding taxes. See “Item 10. Additional Information—E. Taxation—Israeli Tax Considerations” in then most recent Annual Report on Form 20-F.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and some provisions of our articles of association is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to amended and restated articles of association, which is filed as an exhibit to the Annual Report on Form 20-F of which this exhibit is a part. We encourage you to read the amended and restated articles of association for additional information.

General

Enlight Renewable Energy Ltd. has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our ordinary shares. References herein to “we,” “us,” “our” and the “Company” refer to Enlight Renewable Energy Ltd. and not to any of its subsidiaries.

Registration Number and Objectives of the Company

We are registered with the Israeli Registrar of Companies. Our registration number is 520041146. Our affairs are governed by our amended and restated articles of association, the Companies Law and other applicable Israeli law. Our purpose as set forth in our Amended and Restated Articles of Association is to engage in any lawful act or activity. However, the primary area of activity of the Company is in the field of renewable energy.

Share Capital

Our authorized share capital consists of 180,000,000 ordinary shares, par value NIS 0.1 per share. As of December 31, 2025, we had issued and outstanding 132,133,899 ordinary shares, compared to 118,564,895 ordinary shares as of December 31, 2024. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Our board of directors may determine the issue prices and terms for such shares, and may further determine any other provision relating to such issue of shares or securities.

Transfer of shares

Our fully paid ordinary shares are issued in electronic form and may be freely transferred under our amended and restated articles of association unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for shareholders who are deemed enemies of the State of Israel under Israeli law.

Election of directors

Under our amended and restated articles of association, our board of directors must consist of not less than five but no more than 13 directors, with each of our directors to be appointed by a simple majority vote of holders of our ordinary shares, participating and voting at an annual general meeting of our shareholders.

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors.

In addition, vacancies on our board of directors, including a vacancy due to the number of directors being less than the maximum number of directors stated in our amended and restated articles of association, may be filled by a unanimous resolution of the directors then in office. A director so appointed will hold office until the next annual general meeting of our shareholders.

Dividend and liquidation rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. In accordance with the Companies Law and our amended and restated articles of association, dividend distributions are determined by the board of directors and do not require the approval of our shareholders.

Pursuant to the Companies Law, subject to certain exceptions with respect to the buyback by the Company of its shares, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as special general meetings of our shareholders. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, our amended and restated articles of association provide that our board of directors is required to convene a special general meeting upon the written request of (i) any two or more of our directors or one-quarter or more of the serving members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power. Under our amended and restated articles of association, one or more shareholders holding at least 1% of the voting rights at a general meeting of shareholders is entitled to request the company’s board of directors to include a proposal on the agenda of a general meeting to be convened in the future, provided that the proposal is appropriate to be discussed at the general meeting. Our amended and restated articles of association contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings.

Under our amended and restated articles of association, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

•	amendments to our articles of association;

•	appointment or termination of service of our external auditors;

•	appointment of directors, including external directors (if applicable);

•	approval of certain related party transactions;

•	increases or reductions of our registered share capital;

•	a merger; and

•
the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law requires that notice of any annual general meeting or special general meeting be provided to shareholders, subject to a limited exception, at least 21 days prior to the meeting and if the agenda of the meeting includes (among other things) the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law and under our amended and restated articles of association, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Voting rights

All ordinary shares have identical voting and other rights in all respects.

Quorum

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for our general meetings of shareholders consists of at least one shareholder present in person, by proxy or written ballot who holds or represents at least 25% of the total outstanding voting rights, within half an hour of the time fixed for the commencement of the meeting.

A meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, or to such day and at such time and place as indicated in the notice to such meeting. At the reconvened meeting, in the event that a quorum as defined above is not present, the adjourned meeting will take place with any number of shareholders unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders present in person or by proxy and holding the number of shares required to call the meeting as described above.

Vote requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our amended and restated articles of association. Under the Companies Law, certain actions require a special majority, including: (i) an extraordinary transaction with a controlling shareholder or in which a controlling shareholder has a personal interest, (ii) the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary), and (iii) certain compensation-related matters described in Item 6B. “Compensation” of our annual report.

Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders holding 75% or more of the voting rights represented at the meeting and voting on the resolution.

Access to corporate records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register, our articles of association, our consolidated financial statements, other documents as provided in the Companies Law, and any document we are required by law to file publicly with the Israeli Registrar of Companies or the ISA. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or a patent or that the document’s disclosure may otherwise impair our interests.

Exclusive forum

Our amended and restated articles of association provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our amended and restated articles of association inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of our amended and restated articles of association. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Our amended and restated articles of association further provide that unless we consent in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel will be the exclusive forum for the following: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees, to us or to our shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law.

Acquisitions under Israeli law

Full tender offer

A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may stipulate in the tender offer document that a shareholder who accepts the offer waives its appraisal rights, so long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Special tender offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) was from a shareholder holding 25% or more of the voting rights in the company and resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company.

A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control). In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or may abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, shareholders who did not respond to the tender offer or that had objected to it may accept the offer within four days following the expiration of the offer and they will be considered to have accepted the offer from the first day it was made.

In the event that a special tender offer is accepted, the purchaser or any person or entity controlling the purchaser or under common control with the purchaser or such controlling person or entity at the time of the offer thereof may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless they undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding voting rights of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-takeover measures under Israeli law

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights.

No preferred shares are currently authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting of shareholders. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our amended and restated articles of association.

Borrowing Powers

Pursuant to the Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our registered share capital. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting of shareholders. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court. However, pursuant to the Companies Law and regulations promulgated thereunder, the Company may repurchase its shares in the absence of sufficient retained earnings or profits, without court approval, if it satisfies certain conditions.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC (n/k/a Equiniti Trust Company, LLC). Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8217.

Listing

We have been approved to list our ordinary shares on Nasdaq under the symbol “ENLT.” Our ordinary shares are also listed on the Tel Aviv Stock Exchange under the symbol “ENLT.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents;

•	if applicable, a discussion of any material United States federal income and Israeli tax considerations; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and/or any selling security holder may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of the securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the securities are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We and/or any selling security holder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities, other than our ordinary shares, which are listed on Nasdaq, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

Expenses	Amount
U.S. Securities and Exchange Commission registration fee		(1)(2)
Printing and engraving expenses		(1)
Legal fees and expenses		(1)
Transfer agent and registrar fee		(1)
Accounting fees and expenses		(1)
Miscellaneous costs		(1)
Total		$(1)

(1)	These fees and expenses depend on the securities offered and the number of offerings, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

(2)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.

LEGAL MATTERS

The validity of the securities and certain other matters of Israeli law will be passed upon for us by the Company’s General Counsel, Lisa Haimovitz. Ms. Haimovitz is regularly employed by the Company and participates in various employee benefit plans of the Company under which she may receive ordinary shares of the Company, which amount is not material. Additionally, Ms. Haimovitz's current economic interest in the Company is not material.

Certain matters of U.S. federal law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The consolidated financial statements of Enlight Renewable Energy Ltd. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any of the Israeli experts named in this prospectus, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or certain of our directors and officers may be difficult to collect or not be collectible within the United States.

It may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

We have irrevocably appointed Enlight Renewable Energy LLC as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address for our agent is 800 W. Main St., #900, Boise, Idaho 83702. Subject to certain time limitations, legal procedures and exceptions, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment is obtained from a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

•	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter was not pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court; and

•	the judgment is capable of being executed according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli law and exchange control regulations also permit a judgment debtor to make payment in foreign currency (the foreign currency of the judgment). Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act with respect to the ordinary shares offered hereby. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.

Statements contained in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our ordinary shares. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

In addition, since our ordinary shares are traded on the TASE, we have filed periodic and immediate reports with, and furnish information to, the TASE and the ISA, as required under Chapter F of the Israeli Securities Law. Our Israeli reporting requirements are governed by Chapter E’3 of the Israeli Securities Law, which generally requires filing with the ISA only copies of the English-language reports filed with the SEC.

We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below (including any exhibits, except where otherwise noted):

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed on March 30, 2026; and

•
our Reports on Form 6-K filed with the SEC on February 2, 2026, February 17, 2026 (only with respect to Appendix 1 through Appendix 8 in Exhibit 99.1 thereto), February 19, 2026, May 5, 2026 (only with respect to Appendix 1 through Appendix 8 in Exhibit 99.1 thereto), May 11, 2026 (File No. 001-41613), May 12, 2026 (File No. 001-41613) and May 13, 2026; and

•
the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed on March 30, 2026, including all amendments and reports filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All subsequent annual reports on Form 20-F that we file with the SEC and all subsequent filings on Form 6-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Enlight Renewable Energy Ltd.
13 Amal St., Afek Industrial Park
Rosh Ha’ayin 4809249, Israel
972 (3) 900-8700

We maintain an internet site at https://enlightenergy.com/. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

Enlight Renewable Energy Ltd.

Ordinary Shares
Debt Securities

Prospectus

June 23, 2026

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under the Companies Law, a company may not exculpate a director or officer (i.e., an office holder as defined in the Companies Law) from liability for a breach of the duty of loyalty. An Israeli company may exculpate a director or officer in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association to be effective upon the closing of this offering include such a provision. An Israeli company may not exculpate in advance a director from liability arising from a breach of a director’s duty of care in connection with a distribution to shareholders (including a prohibited dividend).

Under the Companies Law and the Securities Law, an Israeli company may indemnify a director or officer in respect of the following liabilities, payments and expenses incurred for acts performed as a director or officer, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

•
financial liability imposed on him or her in favor of another person pursuant to a judgment, settlement confirmed as a judgment or arbitrator’s award approved by a court. However, if an undertaking to indemnify a director or officer with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, are foreseeable based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the director or officer (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that no indictment was filed against such director or officer as a result of such investigation or proceeding and no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent and (2) in connection with a monetary sanction;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the director or officer or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the director or officer was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent;

•
expenses, including reasonable litigation expenses and legal fees, incurred by a director or officer in relation to an Administrative Proceeding (as defined below) instituted against such director or officer, or certain compensation payments made to an injured party imposed on a director or officer by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law of 1968 (the “Israeli Securities Law”); and

•	any other obligation or expense in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the ISA), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) of the Israeli Securities Law.

As permitted under the Companies Law and the Israeli Securities Law, an Israeli company may insure a director or officer against the following liabilities incurred for acts performed as a director or officer if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, to the extent that the director or officer acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of the duty of care to the company or to a third party, including a breach arising out of the negligent conduct of the director or officer;

•	a financial liability imposed on the director or officer in favor of a third party;

•	a financial liability imposed on the office holder in favor of a third party harmed by a breach in an administrative proceeding pursuant to Section 52(54)(a)(1)(a) of the Israeli Securities Law; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by the director or officer as a result of an administrative proceeding instituted against him or her pursuant to certain provisions of the Israeli Securities Law.

Under the Companies Law, an Israeli company may not indemnify or insure a director or officer against any of the following:

•	a breach of the duty of loyalty, except to the extent that the director or officer acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of the duty of care committed intentionally or recklessly, but excluding a breach arising out of negligent conduct;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine, monetary sanction or forfeit levied against the director or officer.

Under the Companies Law, exculpation, indemnification and insurance of directors and officers must be approved by the compensation committee and the board of directors (and, with respect to directors, controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, and the Chief Executive Officer, also by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of directors and officers will not require shareholder approval and may be approved by only the compensation committee, if the engagement terms are determined in accordance with the company’s compensation policy, the compensation policy was approved by the shareholders by the same special majority required to approve a compensation policy, and the insurance policy is on market terms and is not likely to materially impact the company’s profitability, assets or obligations.

Our amended and restated articles of association to be effective upon the closing of this offering allow us to exculpate, indemnify and insure our directors and officers for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being a director or officer to the fullest extent permitted by law. Our directors and officers are currently covered by a directors’ and officers’ liability insurance policy.

We have entered into indemnification agreements with each of our directors and executive officers undertaking to indemnify them, including as a result of a breach of duty of care. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

The maximum indemnification amount set forth in such agreements is limited to an amount equal to 25% of the Company’s equity (excluding minority rights), measured by the Company’s last audited or reviewed financial statements prior to the time that the indemnity payment is made. The indemnity will be given in the amount equal to the difference between the amount of the financial liability, in accordance with the indemnification agreements, and any amount paid (if paid) under any directors and office holders insurance.

In the opinion of the SEC, indemnification of directors and officers for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

Item 9. Exhibits.

The exhibit index attached hereto is hereby incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

1.	to include any prospectus required by section 10(a)(3) of the Securities Act;

2.
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

3.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

4.
provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)
that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)
to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3;

(e)	that, for the purpose of determining liability under the Securities Act to any purchaser:

1.
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(f)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Section 310(a) of the Trust Indenture Act (“Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Exhibit no.	Description
1.1*	Form of Underwriting Agreement
3.2#*	Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F filed with the SEC on March 30, 2026)
4.1	Form of Indenture
4.2*	Form of Debt Securities
5.1	Opinion of the General Counsel of the Company regarding the validity of the securities being registered
5.2	Opinion of Davis Polk & Wardwell LLP regarding the validity of the securities being registered under New York state and federal laws.
23.1	Consent of Somekh Chaikin, a member firm of KPMG International, an independent registered public accounting firm
23.2	Consent of the General Counsel of the Company (included in Exhibit 5.1)
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)
24.1	Power of Attorney for Directors and Principal Officers (included on the signature pages to the registration statement)
24.2	Power of Attorney for U.S. Authorized Representative (included on the signature pages to the registration statement)
25.1†	Statement of Eligibility on Form T-1 under Trust Indenture Act of 1939, as amended.
107	Filing Fee Table

*          To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

#          Unofficial English translation from Hebrew original.

†          To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rosh Ha’ayin, Israel, on this 23rd day of June, 2026.

Enlight Renewable Energy Ltd.
By:	/s/ Adi Leviatan
	Name:	Adi Leviatan
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Adi Leviatan, Nir Yehuda and Lisa Haimovitz and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on June 23, 2026, in the capacities indicated:

Signature	Title	Date
/s/ Adi Leviatan	Chief Executive Officer	June 23, 2026
Adi Leviatan
/s/ Nir Yehuda	Chief Financial Officer	June 23, 2026
Nir Yehuda
/s/ Gilad Yavetz	Chairman of the Board and Director	June 23, 2026
Gilad Yavetz
/s/ Yair Seroussi	Vice Chairman of the Board and Director	June 23, 2026
Yair Seroussi
/s/ Liat Benyamini	Director	June 23, 2026
Liat Benyamini
/s/ Michal Tzuk	Director	June 23, 2026
Michal Tzuk
/s/ Alla Felder	Director	June 23, 2026
Alla Felder
/s/ Shai Weil	Director	June 23, 2026
Shai Weil
/s/ Yitzhak Betzalel	Director	June 23, 2026
Yitzhak Betzalel
/s/ Zvi Furman	Director	June 23, 2026
Zvi Furman

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Enlight Renewable Energy Ltd. has signed this registration statement on  June 23, 2026.

Enlight Renewable Energy LLC Authorized Representative
By:	/s/ Ilan Goren
	Name:	Ilan Goren
	Title:	General Manager of enlight USA